Exhibit 10.74
FOURTH AMENDMENT TO THE DYNEGY INC. COMPREHENSIVE WELFARE
BENEFITS PLAN
Effective 4/20/05
WHEREAS, the Health Insurance Portability and Accountability Act of 1996 (the “Act”) and regulations promulgated thereunder at 45 C.F.R. Part 164, subpart C (“HIPAA Security Regulations”) impose certain obligations on group health plans and plan sponsors with respect to electronic protected health information;
WHEREAS, Section 8.1 of the Dynegy Inc. Comprehensive Welfare Benefits Plan, effective as of January 1, 2002, and as subsequently amended (the “Plan”), provides that Dynegy Inc. (the “Company”) may amend the Plan and any or all Constituent Benefit Programs incorporated therein; and
WHEREAS, effective April 20, 2005, the Company implemented its program of compliance with the HIPAA Security Regulations;
WHEREAS, reflecting such de facto compliance, the Company desires to formally adopt and execute an amendment to the Plan to comply with certain requirements of the HIPAA Security Regulations;
NOW, THEREFORE, in consideration of the premises above, effective April 20, 2005, Article XIV of the Plan shall be, and hereby is amended in the following respects:

I.
Section 14.1 of the Plan is hereby deleted and replaced in its entirety by the following:
14.1 Purpose of Article.
The purpose of this Article XIV is to cause the Plan to comply with the Health Insurance Portability and Accountability Act of 1996 (the “Act”) and the regulations adopted thereunder at 45 C.F.R. Parts 160 and 164, subparts C and E (the “Regulations”). This Article is to be construed and interpreted in accordance with such purposes. Terms used in this Article shall have the meanings set forth in the Regulations. In the event of a conflict between a Plan definition of a term and that provided in the Regulations, the definition in the Regulations shall govern for purposes of this Article XIV.
II.
New subsections (11) and (12) are added to Section 14.4 of the Plan to provide as follows:
(11) The Company will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains or transmits on behalf of the Plan (except with respect to enrollment and disenrollment information, SHI and PHI disclosed pursuant to an authorization under Section 164.508 of the Regulations) and shall ensure that any agents (including subcontractors) to whom it provides such electronic PHI agree to implement reasonable and appropriate security measures to protect such information; and
(12) The Company will report to the Plan any security incident of which it becomes aware.
III.
The following sentence is added to the end of 14.5(1) of the Plan:
The Company will ensure that the provisions of this Section 14.5 are supported by reasonable and appropriate security measures to the extent that the designees have access to electronic PHI.

IV.
A new Section 14.8 is added to the Plan to provide as follows:
14.8 Security Officer. The Company shall appoint a security officer for the Plan. The Company may remove the Plan’s then existing security officer at any time upon written notice provided that the Company has appointed a successor security officer for the Plan. Any security officer appointed for the Plan shall signify his or her consent to act as security officer for the Plan in writing to the Company. in general, the security officer shall have the responsibility to oversee all ongoing activities related to the development, implementation, maintenance of, and adherence to the Plan’s policies and procedures covering the security of, and access to electronic personal and protected health information in compliance with the federal and state laws and the Plan’s information security practices. The Plan security officer’s duties and responsibilities shall focus upon the operation and administration of the Plan (including activities conducted via the services of insurers, business associates, such as third-party administrators, COBRA vendors and utilization review organizations, and employees and agents of the Company) and the activities of the Company regarding the Plan in its capacity as sponsor of the Plan. In order to carry out such general powers, duties and responsibilities, the Plan’s security officer shall have such specific powers, duties and responsibilities as may be specified from time to time by the Company or its designee.
IV.
Except as modified herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Fourth Amendment to the Plan to be executed this 6 day of September 2005, to be effective as provided above.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
	Title:	Sr VP Human Resources

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